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                                                                      Exhibit 21


               List of Subsidiaries -- Orion Power Holdings, Inc.


Name of Entity:                                             Jurisdiction
---------------                                             ------------

Erie Boulevard Hydropower, L.P.                             Delaware
Carr Street Generating Station, L.P.                        Delaware
Orion Power New York GP, Inc.                               Delaware
Orion Power Holdings, Inc.                                  Delaware
Orion Power New York, L.P.                                  Delaware
Orion Power New York LP II, Inc.                            Delaware
Orion Power New York GP II, Inc.                            Delaware
Astoria Generating Company, L.P.                            Delaware
COSI Great Lakes, Inc.                                      MD
Orion Power New York LP, Inc.                               Delaware
Orion Power MidWest, L.P.                                   Delaware
Orion Power MidWest GP, Inc.                                Delaware
Orion Power MidWest LP, Inc.                                Delaware
COSI Astoria, Inc.                                          MD
COSI ColdWater, Inc.                                        MD
COSI Carr Street, Inc.                                      MD